Exhibit 23.1
     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 333-50261 and 333-84806 on Form S-8 of our report dated September 27, 2006, appearing in this Annual Report on Form 11-K of the McKesson Corporation Profit-Sharing Investment Plan for the fiscal year ended March 31, 2006.
Deloitte & Touche LLP
San Francisco, California
September 27, 2006